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                                                                   EXHIBIT 99.11


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 27, File No. 2-70863, to the registration statement of Form N-1A (the "Registration Statement") of our report dated
January 30, 1998, relating to the financial statements and financial highlights of Freedom Cash Management Fund and Freedom Government Securities Fund (each a series of Freedom Mutual Fund), which appear in such Prospectus, and to the incorporation by reference of our report into the Statement of Additional Information which also constitutes part of this Registration Statement. We also consent to the references to us under the headings "Our Financial Highlights" and "Independent Accountants and Financial Statements" in such Prospectus and to the reference to us under the headings "Financial Statements and Independent Accountants" in such Statement of Additional Information.


/s/ Price Waterhouse LLP
------------------------
Price Waterhouse LLP
Boston, Massachusetts
February 26, 1998